UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRNX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2020, Eric Newell notified Taronis Technologies, Inc. (the “Company”) of his voluntary resignation as the Company’s interim Treasurer. Mr. Newell’s resignation is not the result of any disagreement with the policies, practices or procedures of the Company.

On April 20, 2020, the Company appointed Tyler B. Wilson as its Treasurer. Mr. Wilson is also the Company’s Chief Financial Officer, corporate Secretary and General Counsel. Mr. Wilson first served as the Company’s General Counsel beginning 2017 and was appointed as our Executive Vice President in 2018. Mr. Wilson was promoted to Chief Financial Officer on September 1, 2019. Mr. Wilson has extensive experience in corporate finance and management. He played a primary role in advancing the Company’s turnaround and rebranding beginning in early 2017, including development of its acquisition model, leading capital market financings, managing staff and service providers and advancing international expansion. Prior to joining the Company, Mr. Wilson served as the managing attorney of Wilson Law Group, PLLC, a corporate and securities boutique he founded in 2011. Over the course of his career, Mr. Wilson has founded and co-founded a number of successful start-ups and has extensive experience in business operations, capital markets transactions and operational leadership. Mr. Wilson holds a Bachelor of Arts from the University of Notre Dame, a Juris Doctor from the University of Notre Dame Law School and has completed extensive course work at Columbia Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer